UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K
Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 7, 2007
FIRST BANCORP.
(Exact Name of Registrant as Specified in its Charter)

001-14793
(Commission File Number)

Puerto Rico	66-0561882
(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation)	Identification No.)
1519 Ponce de Leon
San Juan, Puerto Rico 00908-0146
(Address of Principal Executive Offices) (Zip Code)
(787) 729 8200
(Registrant’s Telephone Number, including Area Code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01      Other Events.
On August 7, 2007, First BanCorp. (the “Corporation”) issued a press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference, announcing that the Securities and Exchange Commission (the “SEC”) approved a final settlement with the Corporation, which resolves the previously announced SEC investigation of the Corporation.
Under the settlement approved by the SEC, the Corporation agreed, without admitting or denying any wrongdoing, to be enjoined from future violations of certain provisions of the securities laws. The Corporation also agreed to pay a $8.5 million civil penalty and the disgorgement of $1 to the SEC. The SEC may request that the civil penalty be subject to distribution pursuant to the Fair Fund provisions of Section 308(a) of the Sarbanes-Oxley Act of 2002.
The monetary payment will have no impact on the Corporation’s earnings or capital in 2007. As reflected in First BanCorp’s previously filed financial statements for 2005, the Corporation accrued $8.5 million in 2005 for the potential settlement with the SEC.
In connection with the Settlement, the Corporation consented to the entry of a final judgement to implement the terms of the agreement. The United States District Court for the Southern District of New York must consent to the entry of the final judgement in order to consummate the settlement.
The foregoing description of certain terms of the settlement does not purport to be complete and is qualified in its entirety by reference to the Consent of First BanCorp and the Form of Final Judgement as to Defendant First BanCorp, copies of which are attached here to as Exhibits 99.2 and 99.3, respectively, and are incorporated by reference herein.
Item 9.01      Financial Statements and Exhibits.
(d)      Exhibits

Exhibit No.	Description

99.1	Press Release dated August 7, 2007
99.2	Consent of Defendant First BanCorp
99.3	Form of Final Judgement

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 8, 2007	FIRST BANCORP

	By:	/s/ Lawrence Odell

	Name:	Lawrence Odell
	Title:	Executive Vice President and General Counsel

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated August 7, 2007
99.2	Consent of Defendant First BanCorp
99.3	Form of Final Judgement